Exhibit j.1
                       Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                           New York, N.Y. 10022-3852
                                 (212)715-9100

                                  July 26, 1999

BY HAND

Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10022

Re:   Cortland Trust, Inc.
      Registration No. 2-94935

Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.








                                              Very truly yours,
                             /s/Kramer, Levin, Naftalis & Frankel